SECOND AMENDMENT
TO
CONVERTIBLE PROMISSORY NOTE

THIS SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this "*Second Amendment*") is made and entered into this 26th day of February, 2019, by and between **MANUFACTURED HOUSING PROPERTIES, INC**. as successor by merger with Mobile Home Rental Holdings LLC, (the "*Company*"), and **METROLINA LOAN HOLDINGS, LLC**, a North Carolina limited liability company (the "*Holder*").

Background

A. On or about May 8, 2017, the Company executed and delivered to the Holder a Convertible Promissory Note in the original principal amount of $3,000,000 (the "*Note*") pursuant to which the Company agreed to repay the principal amount plus interest all in accordance with the terms of the Note.

B. On or about July 27, 2017 the Company executed and delivered to the Holder a Reaffirmation Agreement (the "*Reaffirmation Agreement*") in contemplation of the stock purchase agreement and plan of merger whereby Company reaffirmed the Note and the survival of the Note.

C. On or about September 28, 2017 the Company and Holder executed that certain First Amendment to Convertible Promissory Note (the "*First Amendment*") to set forth the maturity date of the Note and make other modifications to the Note as set forth therein.

D. The Company is in a position to pay the outstanding principal balance and accumulated interest under the Note and intends to make such payment.

E. The Company has requested that Holder loan the sum of $3,000,000 to Company under the same terms and conditions as set forth in the Note, as amended by the First Amendment and as affirmed in the Reaffirmation Agreement as further modified and amended by this Second Amendment.

F. Holder agrees, that so long as Company make the payment of the current principal balance and accumulated interest under the Note as amended and there are no other events of default, Holder will advance upon demand and compliance with the terms of the Note, as amended, to Company the sum or sums up to a total amount of $3,000,000 in accordance with the terms of the Note as amended herein.

Terms

In consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the terms and conditions of the Note as amended shall be further altered, modified and amended as follows:

1. The above background recitals shall be and hereby are incorporated herein by reference as if fully set forth herein.

2. All collateral, security and other documents as further described in the Note Documents, entered into or provided in connection with the Note shall be and hereby automatically continue to be in full force and effect and shall survive any payment, payoff or other consideration paid by Company.

3. Upon execution of this Second Amendment the Company shall issue or cause to be issued 545,000 Shares of the Company in the name of Holder and shall deliver to Holder a stock certificate evidencing the issuance of such Shares and shall record such Shares in the corporate stock ledger and records of the Company.

4. Section 1 of the Note (with the exception of subpart (c) thereof as set forth below), as amended, shall be deleted in its entirety such that Holder, upon compliance with the issuance of the aforementioned Shares, relinquishes the option to convert the unpaid balance of the Note into Shares and its option to purchase Shares therein contained. The above notwithstanding, subpart (c) of Section 1, setting forth certain defined terms, shall not be deleted and such terms shall be as defined therein.

5. In addition to the Shares set forth herein above in Section 3, Holder shall have the right and option to purchase its pro rata share of debt or equity securities issued after the date of this Second Amendment in order to allow Holder to maintain a ten percent (10%) equity interest in the Company, as described and under the procedures set forth in Section 4 of the Note, provided however that this right and option to purchase shall apply even if such issuance of Future Securities is in connection with the payment of the Note and shall survive the repayment of the Note for a term of seven (7) years from the date of this Second Amendment.

6. Provided that the Company (a) complies with the terms and conditions of the Note, as amended; and (b) no event of default exists; (c) has paid the outstanding principal balance with accumulated interest and any other fees and charges provided in the Note; (d) has issued the Shares described in section 3 herein above; and (c) has made a Draw Request for funding with the information required under the Note and any additional information reasonably requested by Holder then the Holder will advance to Company the total aggregate sum of Three Million Dollars ($3,000,000.00) for the purpose of the acquisition of manufactured housing properties.

7. After the repayment of the full principal balance together with accumulated interest and any fees and charges provided in the Note as amended, the interest rate provision of the Note shall be amended and modified to provide that any funds subsequently advanced as set forth in Section 6 above shall bear interest at the rate of 18.00% per annum and that of the 18.00% per annum interest rate (i) 8.00% shall be paid in cash monthly on the last day of each calendar month and (ii) 10.00% payable in kind with all remaining terms pertaining to the interest rate and calculation and payment of interest remaining as set forth in the Note as amended.

8. After the repayment of the full principal balance together with accumulated interest and any fees and charges provided in the Note as amended, the Maturity Date shall be April 15, 2021. In addition, he Holder may, upon receipt of (a) a written request executed by the Company and (b) payment by the Company of an extension fee equal to 0.5% of the Principal Amount Outstanding, extend the Maturity Date one (1) year. Upon such extension, the stated "Maturity Date" shall be April 15, 2022.

9. Subpart (v) of Section 2 of the Note, as amended, is hereby deleted.

10. Except as modified herein, the Note and Note Documents shall remain in full force and effect as originally written. In the event of any conflict or inconsistency between the terms of the Note, as amended and the terms of this Second Amendment, the terms of this Second Amendment shall be controlling.

11. All of the provisions of the Note, as amended, and the Note Documents affected by this Second Amendment shall be deemed modified, altered or amended, whether or not actually specified herein, if such amendment is clearly necessary to effectuate the intent of the parties hereto.

12. This Second Amendment may be executed in a number of identical counterparts, each of which constitute collectively, one agreement; but in making proof of this Second Amendment, it shall not be necessary to produce or account for more than one counterpart.

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have caused this Second Amendment to be executed as of the date first above written.

COMPANY:

MANUFACTURED HOUSING PROPERTIES, INC.

By: ____________________________

Name: Raymond M. Gee

Title: President

HOLDER:

METROLINA LOAN HOLDINGS, LLC

By: ____________________________

Name: R. Joseph Jackson

Title: Manager